Exhibit 10.5

SPOUSAL CONSENT

The undersigned,        (ID card No.       ), is the lawful spouse of Zhidan Mao (ID card No.       ). I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as “Transaction Documents”) by        on       , 2021, and the disposal of the equity interests of Junzhang Digital Technology (Shanghai) Co., Ltd. (hereinafter referred to as “Domestic Company”) held by        and registered in       ’s name according to the Transaction Documents:

(1)	Equity Interest Pledge Agreement entered into between Shanghai Eshallgo Enterprise Development (Group) Co., Ltd. (hereinafter referred to as the “WFOE”) and Domestic Company;

(2)	Exclusive Option Agreement entered into between the WFOE and Domestic Company; and

(3)	Power of Attorney executed by .

I hereby undertake not to make any assertions in connection with the equity interests of Domestic Company which are held by       . I hereby further confirm that        can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of Domestic Company which are held by        for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Domestic Company as of       , 2021 (as amended from time to time) and comply with the obligations thereunder as a shareholder of Domestic Company. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

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